Exhibit 10.1.4

AMENDMENT ONE
TO
SHARED SERVICES AND COST SHARING AGREEMENT

This AMENDMENT ONE TO SHARED SERVICES AND COST SHARING AGREEMENT (this “Amendment”), by and among Aviva Life and Annuity Company, an Iowa-domiciled insurance company (“ALAC”), Athene Holding Ltd., a Bermuda exempted company (“AHL”), Athene USA Corporation (f/k/a Aviva USA Corporation), an Iowa corporation (“AUSA”), Athene Life Re Ltd., a Bermuda exempted company (“ALRE”), Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company (“Athene Annuity”), Athene Asset Management LLC, a Delaware limited liability company (“AAM”), Athene Annuity & Life Assurance Company of New York (f/k/a Presidential Life Insurance Company), a New York-domiciled insurance company (“AANY”), and Aviva Life and Annuity Company of New York, a New York-domiciled insurance company (“ALACNY”),is effective as of October 2, 2013, and amends that certain Shared Services and Cost Sharing Agreement, dated as of October 2, 2013 (as amended, modified or supplemented from time to time, the “Agreement”), by and among ALAC, AHL, AUSA, ALRE, Athene Annuity, AAM, AANY and ALACNY. Each of ALAC, AHL, AUSA, ALRE, Athene Annuity, AAM, AANY and ALACNY shall be referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
WHEREAS, Schedule A to the Agreement sets forth the resources and services each Service Provider shall make available to each Service Recipient under the Agreement; and

WHEREAS, the parties desire to amend the Agreement to replace Schedule A in its entirety with the amended schedule attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendment to Schedule A of the Agreement. Schedule A of the Agreement is hereby deleted and replaced in its entirety with the attached Exhibit A hereto.
2.Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

3.Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
4.Miscellaneous. This Amendment shall be binding upon the parties and their respective successors and assigns. This Amendment shall be governed by, and construed and enforced in accordance with, the laws in effect in the State of Iowa. This Amendment shall be deemed to be attached to, amend and become a part of the Agreement and the terms of the Agreement shall be amended, supplemented or modified by the terms of this Amendment as applicable.

*    *    *    *    *

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the date set forth in the introductory paragraph.

ATHENE HOLDING LTD.		ATHENE USA CORPORATION

By:	/s/ Grant Kvalheim	By:	/s/ Richard Cohan
Name:	Grant Kvalheim	Name:	Richard Cohan
Title	President	Title	EVP and General Counsel

ATHENE LIFE RE LTD.		ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By:	/s/ Frank L. Gillis	By:	/s/ James R. Belardi
Name:	Frank L. Gillis	Name:	James R. Belardi
Title	Chief Executive Officer	Title	Chief Executive Officer

AVIVA LIFE AND ANNUITY COMPANY		ATHENE ASSET MANAGEMENT LLC

By:	/s/ Brenda J. Cushing	By:	/s/ James M. Hassett
Name:	Brenda J. Cushing	Name:	James M. Hassett
Title	EVP, CFO & Treasurer	Title	Executive Vice President

ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK (F/K/A PRESIDENTIAL LIFE INSURANCE COMPANY)		AVIVA LIFE AND ANNUITY COMPANY OF NEW YORK

By:	/s/ Guy Hudson Smith, III	By:	/s/ Erik Askelsen
Name:	Guy Hudson Smith, III	Name:	Erik Askelsen
Title	President	Title	SVP & Associate GC

Exhibit A

(See attached.)

Schedule A
SERVICES AVAILABLE FROM SERVICE PROVIDERS

1.
Producer Management. A full range of services relating to master general agents, general agents, agents, brokers and other producers (collectively, “Producers”), which include, without limitation: (a) due diligence investigations of Producers and Producer practices; (b) developing alternative compensation, benefits and financing plans for Producers; (c) administering Producer licenses, contracts and compensation and maintaining a computer database reporting license and contract status; (d) providing Producer payroll services, including the calculation of commissions, generating electronic fund transfers and delivering checks; (e) supporting Producer communications; and (f) designing and implementing training programs, including training programs related to product features, insurance industry developments and legal compliance requirements.

2.
Reinsurance and Underwriting. Reinsurance and underwriting services, which include, without limitation: (a) provide advice with respect to reinsurance retention limits; (b) provide advice with respect to the negotiation of reinsurance treaties; (c) provide advice and support with respect to the management of reinsurer relationships; (d) provide advice and assist in the development of appropriate underwriting guidelines; (e) review applications for conformity with underwriting criteria; (f) perform all underwriting pertaining to such applications; (g) identifying and engaging third party service providers (including, without limitation, fraud prevention and laboratories) utilized in the underwriting process; and (h) designate as ready for issue all policies and contracts which fall within each Service Recipient’s underwriting criteria. Each Service Recipient expressly understands that all underwriting decisions ultimately are the responsibility and subject to the control of such Service Recipient and its Board of Directors and management.

3.
Human Resources. A full range of human resource services, which include, without limitation, corporate compensation, benefits, management development, payroll and general services. The corporate compensation function involves establishing compensation levels, administering benefit plans, and implementing salary programs. The benefits function revolves around policy setting, negotiating with vendors, administering retiree benefits and pay, and administering 401(k) and benefit programs. Management development involves the design and development of management training programs, internship programs, and corporate orientation. The payroll function includes account reconciliation, preparation of W-2s, preparation of paychecks, and a variety of other activities. General services include employee relations, recruiting, applicant review, hiring, orientation, and performance management.

Exhibit A to Amendment One to Shared Services and Cost Sharing Agreement

4.
Transportation. A full range of transportation services, which include, without limitation, arranging for transportation and affiliate (including Service Recipients) usage of aircraft in which Service Provider owns a partial interest, if any. The aircraft are utilized for transporting personnel to various locations to conduct various business initiatives and operations.

5.
Legal. A full range of legal services, which include, without limitation: (a) corporate governance; (b) contract structuring and review, including agent contracts and policy forms; (c) investment review; (d) litigation support, including agent and policyowner litigation; and (e) regulatory and market conduct compliance. In connection with the handling, defense and settlement of any pending or threatened litigation or other claims involving more than one Party hereto (or the officers, directors and/or the employees of one or more Party hereto), the Service Provider may allocate among such Parties (i) any of the Service Provider’s service fees relating thereto, (ii) the fees and expenses of outside counsel and other experts, (iii) any settlement payments or advances of or reimbursements of costs or expenses made or to be made in connection with any indemnification relating thereto, and (iv) any settlement payments made or to be made, in such proportion as is appropriate to reflect the relative benefit received by each Party in connection with the underlying matter, as well as the relative fault of each Party in connection with such matter, taking into account any available insurance or rights to contractual indemnification from third parties.

6.
Facilities Management. A full range of facilities management services, which include, without limitation, managing all of the facilities that Service Recipients occupy. This includes responsibility for planning, managing and administering leases, workspace allocations and designs, leasehold improvements, internal moves, and maintenance and security.

7.
Tax. A full range of tax services, which include, without limitation: (a) planning and development of tax strategies; (b) research of the tax impact for transactions; (c) computation of tax accruals and expenses for financial reporting; (d) preparation and filing of federal, state and local tax returns; and (e) support for tax authorities’ examinations.

8.
Audit Services. A full range of audit services, which include, without limitation: (a) internal audit activities, such as internal control, EDP and operational reviews; (b) coordination and assistance with external audits and regulatory examinations; and (c) compliance with rules and regulations surrounding accounting controls including applicable model audit rules and Sarbanes-Oxley.

Exhibit A to Amendment One to Shared Services and Cost Sharing Agreement

9.
Communications. A full range of communication services, which include, without limitation: (a) the preparation and publication of external communications, human resource recruiting materials, and training materials; (b) establishing and maintaining internal and external web sites; (c) all corporate communication with employees; and (d) coordinating the corporate conference center.

10.
Printing and Supplies. A full range of printing services, which include, without limitation, internally or externally generated materials and mainframe computer reports, and a full range of supply and supplies management services, which include procurement of office and related supplies as well as promotional items for agents, customers, and employees.

11.
Telecommunications. A full range of telecommunications services, which include, without limitation: (a) local and long-distance telephone service and cellular phone and “blackberry” service; (b) analyst/technician services; (c) clerical/switchboard assistance; and (d) installation services.

12.
Mail and Delivery. A full range of mail and delivery services, which include, without limitation: (a) collecting and sorting mail; (b) scanning, imaging, and indexing insurance policy information; (c) managing relationships with and procuring services of private, third party delivery services; and (d) other related activities.

13.
Information Technology. A range of information technology services, which include, without limitation: (a) administering, maintaining and operating policy administration and other operating systems (including, without limitation, any systems that support the provision of any other services listed in this Schedule A); (b) providing support for personal computer and network applications and users (including, without limitation, maintaining network security); and (c) offering computer programming services on a project basis.

14.
Executive/ Strategic and Operations Management. A full range of management services, which include, without limitation: (a) strategic management services, including development and implementation of corporate-wide and line of business strategic plans; and (b) operations management services, including monitoring and analysis of corporatewide, line of business and individual affiliate processes and results.

15.
Records. A full range of record services, which include, without limitation, imaging, archiving and maintaining documents and records and also microfilming and storing policyholder information, and identifying and engaging third party service providers in connection with the same.

Exhibit A to Amendment One to Shared Services and Cost Sharing Agreement

16.
Sales and Market Development. A full range of sales and market development services, which include, without limitation: (a) advanced sales support; (b) convention planning and cost; (c) marketing communications and advertising; and (d) education and training.

17.
Compliance. A full range of compliance services, which include, without limitation: (a) establishment, implementation, and monitoring of consistent sales practices through agent training, education, and standardization of forms and illustrations to comply with regulatory requirements and corporate objectives; (b) logging, researching, responding to and monitoring customer complaints; (c) logging, researching and responding to requests, inquiries and other correspondence from regulatory authorities; (d) managing market conduct and other regulatory examinations; (e) obtaining and maintaining required licenses; and (f) creating and administering anti-money laundering and privacy programs.

18.
Administration Services. A full range of administrative services, which include, without limitation, administrative support for policy issuance, maintenance, and terminations. Included within these services are the following: (a) receiving and processing applications, amendments and riders; (b) generating physical policies, contracts, amendments and riders; (c) customer billing and maintaining and updating customer payment records; (d) responding to customer inquiries; (e) administering requested policy or contract modifications consistent with applicable underwriting guidelines; (f) claims processing (contestable and non-contestable) and agency services; and (g) paying benefits.

19.
Product Management. A full range of product management services, which include, without limitation: (a) product development and design; (b) product performance monitoring; (c) modeling analysis; (d) pricing determination; (e) actuarial support of reinsurance programs; (f) illustration capabilities; and (g) support and policy filings for new and existing policies.

20.
Actuarial and Corporate Valuation. A full range of actuarial and corporate valuation services, which include, without limitation: (a) actuarial support for the calculation of the amortization of deferred policy acquisition costs and acquired value of in-force; (b) actuarial analysis of financial reporting results; (c) financial reporting assistance; (d) financial management and planning activities; (e) expense analysis; (f) product profitability analysis; (g) cash flow testing; and (h) policy reserve establishment.

21.
Financial Services and Accounting. A full range of financial services, which include, without limitation: (a) general, statutory and line of business accounting, and related financial reporting and filings; (b) reinsurance accounting and administration of nonaffiliated third party reinsurance agreements; (c) financial administration of incentive

Exhibit A to Amendment One to Shared Services and Cost Sharing Agreement

compensation programs; (d) analysis of actual to planned and historic statutory financial results; (e) investment accounting; (f) implementation, management and oversight of accounting systems and operations; (g) strategic financial services, including (i) budgeting, (ii) development and implementation of corporate-wide and line of business financial plans, (iii) financial analysis and (iv) monitoring and analysis of corporate-wide, line of business and individual affiliate financial results and profitability, including business intelligence and detailed sales reporting and analysis; and (h) services relating to maintenance of ratings, which include, without limitation, production of information for rating agencies on a periodic and ad hoc basis and modeling of assets and liabilities based on rating agency models and criterias.

22.
Accounts Payable and Treasury. A full range of accounts payable and treasury services, which include, without limitation: (a) cash and liquidity management, including investments in short term cash equivalents; (b) cash planning, modeling and projections; (c) coordination between investment, liability and executive teams for cash requirements; (d) implementation and management of short term cash financing facilities; (e) proper planning in connection with processing accounts payables and other third party liabilities; and (f) opening and maintenance of bank accounts..

23.
Mergers, Acquisitions and Divestitures. A full range of corporate development services relating to mergers, acquisitions and divestiture activities, which include, without limitation, strategic, financial, legal and management activities related to the potential acquisition of, or mergers with, target companies or sales of existing companies or lines of business.

24.
Risk Management. A full range of risk management services, which include, without limitation, identifying and managing potential market, financial, legal and other risks relating to assets, liabilities, operations, the applicable regulatory environment and other aspects of the business, including the modeling and hedging of such risks along with the probabilities of occurrence, and asset-liability matching and management.

25.
Shareholder Activities. A full range of services relating to shareholder activities, which include, without limitation, capital raising and financial reporting and preparation and administration of shareholder meetings.

Exhibit A to Amendment One to Shared Services and Cost Sharing Agreement